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SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

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FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

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CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________

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THE CHASE MANHATTAN BANK

(Exact name of trustee as specified in its charter)

New York	13-4994650
(State of incorporation	(I.R.S. employer
if not a national bank)	identification No.)

270 Park Avenue
New York, New York	10017
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel: (212) 270-2611

(Name, address and telephone number of agent for service)

_____________________________________________

GENERAL ELECTRIC CAPITAL CORPORATION

(Exact name of obligor as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	13-1500700(I.R.S. employer identification No.)
260 Long Ridge Road Stamford, CT (Address of principal executive offices)	06927 (Zip Code)

Variable Denomination Floating Rate Demand Notes

(Title of the indenture securities)

GENERAL

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

New York State Banking Department, State House, Albany, New York 12110.

Board of Governors of the Federal Reserve System, Washington, D.C., 20551

Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

Federal Deposit Insurance Corporation, Washington, D.C., 20429.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with the Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16. List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-76439, which is incorporated by reference).

5. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

8. Not applicable.

9. Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 23rd day of January, 2001.

THE CHASE MANHATTAN BANK

By /s/ James P. Freeman

James P. Freeman

Vice President

Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

The Chase Manhattan Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2000, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts

ASSETS in Millions
Cash and balances due from depository institutions:
Noninterest-bearing balances and
currency and coin ........................................................	$ 17,515
Interest-bearing balances ............................................	4,770
Securities: ............................................................................
Held to maturity securities.........................................................	598
Available for sale securities.................................................	62,624
Federal funds sold and securities purchased under
agreements to resell .....................................................	30,503
Loans and lease financing receivables:
Loans and leases, net of unearned income $155,252
Less: Allowance for loan and lease losses 2,445
Less: Allocated transfer risk reserve ......... 0
Loans and leases, net of unearned income,
allowance, and reserve .................................................	152,807
Trading Assets .......................................................................	51,438
Premises and fixed assets (including capitalized
leases)..............................................................................	4,205
Other real estate owned .......................................................	17
Investments in unconsolidated subsidiaries and
associated companies	................................................... 379
Customers' liability to this bank on acceptances
outstanding ...................................................................	. 491
Intangible assets ....................................................................	4,386
Other assets ...........................................................................	16,471
TOTAL ASSETS ......................................................................	. $346,204

LIABILITIES

Deposits
In domestic offices .....................................................	$119,935
Noninterest-bearing ..................................... $46,678
Interest-bearing ............................................ 73,257
In foreign offices, Edge and Agreement
subsidiaries and IBF's .......................................................................	92,814
Noninterest-bearing ....................................... .$ 6,054
Interest-bearing ...................................... 86,760

Federal funds purchased and securities sold under agree-
ments to repurchase ...............................................................	51,959
Demand notes issued to the U.S. Treasury ........................	750
Trading liabilities ..................................................................	. 35,146
Other borrowed money (includes mortgage indebtedness
and obligations under capitalized leases):
With a remaining maturity of one year or less ..........	. 5,226
With a remaining maturity of more than one year
through three years............................................	.............. 0
With a remaining maturity of more than three years.....	.................... 95
Bank's liability on acceptances executed and outstanding	491
Subordinated notes and debentures .....................................	5,874
Other liabilities ........................................................................	12,460

TOTAL LIABILITIES .................................................................	. 324,750

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock .......................................................................	. 1,211
Surplus (exclude all surplus related to preferred stock)...	12,991
Undivided profits and capital reserves .................................	8,278
Net unrealized holding gains (losses)
on available-for-sale securities .............	................................ (1,043)
Accumulated net gains (losses) on cash flow hedges	. 0
Cumulative foreign currency translation adjustments .........	17
TOTAL EQUITY CAPITAL .......................................................	. 21,454
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TOTAL LIABILITIES AND EQUITY CAPITAL ..........................	............ $346,204
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory authority and is true and correct.

WILLIAM B. HARRISON, JR. )

HANS W. BECHERER ) DIRECTORS

H. LAURANCE FULLER )